Exhibit 31.4

Certification of Chief Financial Officer
of Periodic Report Pursuant to Rule 13a-14(a) and Rule 15d-14(a)

I, Erik L. Cuellar, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of BlackRock Direct Lending Corp.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 13, 2024	By:	/s/ Erik L. Cuellar
Erik L. Cuellar
Chief Financial Officer (Principal Financial Officer)